EXHIBIT 99.1

ACTIVCARD REPORTS THIRD QUARTER FINANCIAL RESULTS

FREMONT, CA – October 30, 2003 – ActivCard® (NASDAQ: ACTI), a leading global provider of Secure Digital Identity and Authentication solutions for secure remote access, secure sign-on and digital ID cards, today reported financial results for the quarter ended September 30, 2003.

ActivCard revenues for the third quarter were $9.0 million, compared to $12.0 million reported in the third quarter of 2002. Net loss for the quarter, in accordance with U.S. GAAP, was $5.6 million, or $0.14 per diluted share, compared to a net loss of $2.9 million, or $0.07 per diluted share in the third quarter of 2002. Included in our net loss is a charge of $855 thousand, representing 100 percent of U.S. GAAP losses incurred by ASPACE Solutions Limited, a company in which ActivCard acquired a 38% interest during the third quarter.

ActivCard will hold a conference call at 11 a.m. Eastern Time today, Thursday, October 30, 2003, featuring Mr. George Garrick and Mr. Blair Geddes, to discuss these third quarter 2003 results. A live Webcast of this conference call will be available on the Investor page of the ActivCard Website at http://www.activcard.com/company/ir_home.html. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. An archived replay of the Webcast will be available on the Company’s website after the call.

About ActivCard

ActivCard, www.activcard.com, is a leading global provider of Secure Digital Identity and Authentication solutions for secure remote access, secure sign-on and digital ID card solutions. Our scalable systems and strong authentication solutions are trusted by organizations – from enterprise to governments around the world. ActivCard delivers maximum Return On Identity™ (ROI) through increased security, reduced cost, and user convenience. The modular product design allows our customers to add capabilities as required, preserving their investment.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in operating results, our history of losses, the concentration of our customer base, our reliance on strategic relationships, acquisitions and managing our future growth, and other risks identified in our periodic filings with the United States Securities and Exchange Commission, including, but not limited to, those appearing under the caption “Risk Factors” in our Annual Report on form 10K filed on March 31, 2003, and under the caption “Risks Related to Our Business” in our Quarterly Report on Form 10Q filed on August 14, 2003. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark and Return on Identity is a trademark of ActivCard in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Contact

ActivCard Corporate

Julie White

jwhite@activcard.com

510-574-1708

ActivCard

Unaudited Condensed Consolidated Statements of Operations (U.S. GAAP)

(In thousands of US dollars, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Revenues	$8,950	$11,983	$31,539	$29,755
Cost of revenues	3,013	3,850	16,962	9,364

Gross margin	5,937	8,133	14,577	20,391

Operating expenses
Research and development	4,580	4,777	13,417	14,683
Selling and marketing	5,050	4,761	15,116	15,131
General and administrative	1,598	1,179	4,632	3,135
Amortization of acquired intangibles	113	498	416	1,589
Write-off of acquired intangibles	—	—	758	—
Other charges	536	978	3,423	9,366

	11,877	12,193	37,762	43,904

Loss from operations	(5,940)	(4,060)	(23,185)	(23,513)
Interest and other income	870	1,434	3,241	4,045
Foreign exchange gain (loss)	23	(107)	(147)	(186)

Loss from continuing operations before income taxes, minority interest and equity in net loss of Aspace Solutions Limited	(5,047)	(2,733)	(20,091)	(19,654)
Income taxes	(1)	—	(84)	(69)
Minority interest	100	—	699	—
Equity in net loss of Aspace Solutions Limited	(855)	—	(855)	—

Loss from continuing operations	(5,803)	(2,733)	(20,331)	(19,723)
Income (loss) from discontinued operations	158	(214)	(70)	(16,541)

Net loss	$(5,645)	$(2,947)	$(20,401)	$(36,264)

Basic and diluted loss per common share:
From continuing operations	$(0.14)	$(0.07)	$(0.50)	$(0.48)
From discontinued operations	—	—	—	(0.40)

	$(0.14)	$(0.07)	$(0.50)	$(0.88)

Weighted average number of common shares:
Basic and diluted	41,686	41,439	40,789	41,080
Other charges consist of:
Amortization of deferred compensation related to options and warrants granted	$228	$237	$757	$731
Amortization of deferred compensation related to acquisitions	—	115	—	322
Acquired in process research and development	306	—	306	68
Restructuring and business realignment expenses	1	133	1,293	7,752
Re-incorporation expenses	1	493	1,067	493

Total other charges	$536	$978	$3,423	$9,366

ActivCard

Unaudited Condensed Consolidated Balance Sheets (U.S. GAAP)

(In thousands of US dollars)

	September 30, 2003	December 31, 2002
ASSETS
Current assets
Cash and equivalents	$80,101	$158,880
Short term investments	155,381	89,502
Accounts receivable	5,596	9,192
Inventory	2,702	3,488
Other receivables	1,630	1,579
Assets held for sale	—	262
Other current assets	1,303	1,959

Total current assets	246,713	264,862
Restricted investments	627	432
Property and equipment	4,483	7,313
Investment in Aspace Solutions Limited	5,178	—
Goodwill	15,322	10,600
Other intangibles	1,958	2,311
Other assets	794	874

Total assets	$275,075	$286,392

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$10,602	$10,493
Restructuring and business realignment accruals	768	867
Current portion of deferred revenues	2,899	3,997
Liabilities held for sale	—	250
Current portion of long term liabilities	2	22

Total current liabilities	14,271	15,629

Long-term portion of restructuring and business realignment accruals	3,995	4,429
Other long-term liabilities	991	525

Total long-term liabilities	4,986	4,954

Minority interest	1,559	—

Shareholders’ equity
Common shares and paid-in capital	398,991	399,517
Accumulated deficit	(130,020)	(115,769)
Accumulated other comprehensive loss	(13,036)	(14,817)
Deferred stock compensation	(1,676)	(3,122)

Total shareholders’ equity	254,259	265,809

Total liabilities and shareholders’ equity	$275,075	$286,392

ActivCard

Unaudited Condensed Consolidated Statements of Cash Flows

(U.S. GAAP)

(In thousands of US dollars)

	For the three months ended September 30, 2003	For the nine months ended September 30, 2003
Operating activities
Net loss from continuing operations	$(5,803)	$(20,331)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operations:
Depreciation and amortization	629	2,368
Write-down of property and equipment	—	1,684
Amortization of other intangible assets	113	416
Write-off of other intangible assets	—	758
Acquired in process research and development	306	306
Amortization of deferred compensation	228	757
Non-cash restructuring and business realignment expenses	—	520
Minority interest	(100)	(699)
Equity in net loss of Aspace Solutions Limited	855	855
Other non-cash items, net	262	795
Increase (decrease) in cash, net of effects of business combinations, from:
Accounts receivable	(859)	3,859
Other receivables	420	42
Inventories	233	1,182
Other current assets	194	772
Accounts payable and accrued liabilities	605	(813)
Restructuring and business realignment accruals	(336)	(540)
Deferred revenue	(228)	(1,038)

Net cash used in continuing operations	(3,481)	(9,107)
Net cash used in discontinued operations	—	(106)

Net cash used in operating activities	(3,481)	(9,213)

Investing activities
Acquisition of ActivCard S.A. minority interest	(395)	(395)
Investment in Aspace Solutions Limited	(6,033)	(6,033)
Purchases of property and equipment	(341)	(966)
Purchases of short term investments	(59,738)	(209,233)
Proceeds from sales and maturities of short term investments	32,550	142,598
Investments in other long term assets	235	12

Net cash used in investing activities	(33,722)	(74,017)

Financing activities
Proceeds from exercise of options, rights and warrants	82	3,506
Repayment of long term liabilities	(2)	(17)

Net cash provided by financing activities	80	3,489

Effect of exchange rate changes on cash and equivalents	40	962

Net decrease in cash and equivalents	(37,083)	(78,779)
Cash and equivalents, beginning of period	117,184	158,880

Cash and equivalents, end of period	$80,101	$80,101

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